UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 2, 2005

webMethods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15681	54-1807654
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3877 Fairfax Ridge Road, South Tower, Fairfax, Virginia		22030
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-460-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 2, 2005, the Compensation Committee of the Board of Directors of webMethods, Inc. ("webMethods" or the "Company") approved an increase in compensation for David Mitchell in connection with his service as webMethods’ President and Chief Executive Officer. Mr. Mitchell’s annual salary was increased to $450,000, and he is eligible to receive on-target cash incentive compensation in an amount up to 75% of his new base salary. The increase in compensation is effective as of October 2, 2005, the one-year anniversary of Mr. Mitchell’s appointment as President and Chief Executive Officer. Mr. Mitchell was also granted a stock option under the Company’s Amended and Restated Stock Option Plan to purchase 75,000 shares of the Company’s Common Stock at an exercise price equal to the closing price of the Company’s Common Stock on Friday, December 2, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

webMethods, Inc.

December 8, 2005	By:	/s/ DAVID MITCHELL

Name: DAVID MITCHELL
Title: President & CEO